SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 29, 2012

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)
Issuer's telephone number:  (619) 881-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 29, 2012, the Company held its annual meeting of shareholders.  The following proposals were submitted to the holders of the Company’s capital stock for a vote:

(1)	The election of seven (7) directors to serve until the next annual meeting of shareholders, and until their successors shall be duly elected and qualified; and

(2)	The ratification of the appointment of Padgett, Stratemann & Co., LLP, as independent public auditors of the Company for the fiscal year ending December 31, 2012.

At the meeting, 9,269,799 share of the Company’s capital stock were represented, or 83.44% of the Company’s voting capital stock.  Securities brokers are not permitted to vote shares held in brokerage accounts on non-routine matters, including the election of directors, unless the beneficial owner of the shares gives specific instructions on how to vote.  Accordingly, many of the proxies that were returned did not vote shares in the election of directors.  In contrast, brokers were permitted to cast votes regarding ratification of auditors, even if they did not receive instructions from the beneficial owner of the shares.

The voting results were as follows:

(1)	Election of directors. All seven nominees were elected to serve until the 2013 annual meeting, and until their successors are duly elected and qualified.

Director	Votes For	Votes Withheld	Percentage of those Voting	Broker Non-Votes
Harry E. Hosmer	3,847,686	193,363	95.22%	5,228,750
Donald H. Hosmer	3,959,884	81,165	97.99%	5,228,750
Stephen M. Hosmer	3,960,578	80,471	98.01%	5,228,750
Gary Grinsfelder	3,550,787	490,262	87.87%	5,228,750
Tony Hall	3,860,164	180,885	95.52%	5,228,750
Oscar A. Hildebrandt	3,850,705	190,344	95.29%	5,228,750
George M. Watters	3,846,718	194,331	95.19%	5,228,750

(2)           Ratification of appointment of independent auditor.

	Votes For	Votes Withheld	Percentage of Those Voting	Broker Non-Votes
Appointment of auditor	9,003,199	-	100.00%	266,600

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: July 3, 2012	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer